Exhibit 99.2

Tyco International Ltd.
2004 Stock and Incentive Plan (the “Plan”)

TERMS AND CONDITIONS

OF

PERFORMANCE SHARE UNIT AWARD

PERFORMANCE SHARE UNIT AWARD made in Princeton, New Jersey, as of October 1, 2009 (“Grant Date”).

1.             Grant of Award.  Tyco International Ltd. (“the Company”) has granted you Performance Share Units, as described in the grant notification letter issued to you (“Grant Letter”), subject to the provisions of these Terms and Conditions.  The Company will hold the Performance Share Units in a bookkeeping account on your behalf until they become payable or are forfeited or cancelled.

2.             Payment Amount.  Each Performance Share Unit represents one (1) Share of Common Stock.

3.             Form of Payment.  Your vested Performance Share Unit Award, determined in accordance with Section 4, will be redeemed solely for Shares, subject to Section 14.

4.             (a) Vesting.  Subject to Section 4(b), your Performance Share Unit Award will fully vest at the end of the Performance Cycle, as described in Appendix A, if you are then an active employee or qualify for any exception described herein. Any payment shall be made as soon as practicable following the end of the Performance Cycle. Notwithstanding the foregoing, if your Retirement, Normal Retirement or Termination of Employment not for Cause occurs on or after October 8, 2011, your Performance Share Unit Award will fully vest as of the date of your Retirement, Normal Retirement or Termination of Employment not for Cause, subject, however, to all other provisions of these Terms and Conditions.

(b)  Award Adjustment.  The target number of Performance Share Units specified in your Grant Letter shall be adjusted at the end of the Performance Cycle based on the level of attainment of the performance metrics and satisfaction of the other terms and conditions described in Appendix A.  Such adjustment shall range from 0% to 200% of the target Award set forth in your Grant Letter.  The determination of the attainment of the performance metrics and satisfaction of any other applicable terms and conditions will be made in the sole discretion of the Committee.

5.             Termination of Employment.  Any Performance Share Units that have not been earned as of your Termination of Employment pursuant to paragraphs 6 through 10 will immediately be forfeited, and your rights with respect to these Performance Share Units will end. Termination of Employment means the date of cessation of an Employee’s employment relationship with the Company or a subsidiary for any reason, with or without Cause, as determined by the Company. Notwithstanding the foregoing, if your Termination of

Employment pursuant to paragraphs 6 through 10, or your voluntary Termination of Employment occurs on or after October 8, 2011, your Performance Share Unit Award will fully vest as of the date of your Termination of Employment pursuant to paragraphs 6 through 10, or your voluntary Termination of Employment.

6.             Death or Disability.  If your employment with the Company terminates because of your Death or Disability, you will earn a pro rata portion of your Award, if any, determined in accordance with Section 4 above, based on the number of full months you have completed in the performance period applicable to the Award. Any payment shall be made as soon as practicable following the end of the Performance Cycle.

If you are deceased, the Company will make the payment, if any, to your estate only after the Committee has determined that the payee is the duly appointed executor or administrator of your estate.

7.             Retirement.  For purposes of this Section 7, “Retirement” means Termination of Employment on or after age 55 if the sum of your age and full years of service with the Company is at least 60, and “Normal Retirement” means Termination of Employment on or after age 60 if the sum of your age and full years of service with the Company is at least 70.  If your employment with the Company terminates because of your Retirement or Normal Retirement less than 12 months after the Grant Date, your Performance Share Units will immediately be forfeited and your rights with respect to such Units will end.  If your employment with the Company terminates because of your Retirement twelve or more months after the Grant Date, you will earn a pro rata portion of your Award, if any Award is payable with respect to the Performance Cycle, determined in accordance with Section 4 above, based on the number of full months you have completed in the Performance Cycle applicable to the Award. If your employment with the Company terminates because of your Normal Retirement twelve or more months after the Grant Date, your Award will be determined in accordance with Section 4 above, as if you had continued active employment through the end of the Performance Cycle applicable to the Award. Any payment shall be made as soon as practicable following the end of the Performance Cycle.

8.             Change in Control.  In the event of a Change in Control of Tyco International Ltd, unless otherwise provided in this Section 8, the terms and conditions applicable to your Award under this Agreement shall continue in effect, except that no adjustment shall be made under Section 4(b) and the Retirement provisions of Section 7 shall not apply.  Notwithstanding the preceding sentence, your Award shall vest and become immediately payable upon a Change in Control Termination,  or a Termination of Employment by reason of a “Good Reason Resignation” which qualifies you for severance benefits under the Tyco International Ltd. Change in Control Severance Plan for Certain U. S. Officers and Executives (the “CIC Severance Plan”).  Any Award payable pursuant to the preceding sentence shall be paid at the target number of Performance Share Units specified in your Grant Letter as soon as practicable following your Change in Control Termination or Good Reason Resignation upon a Change in Control .  If prior to the Change in Control, you had satisfied the Retirement provisions of Section 7 and terminated your employment because of your Retirement or Normal Retirement, or previously terminated employment as a result of Death or Disability as described in Section 6, your Award (as determined under Sections 6 and 7) shall be paid to you as soon as practicable following the Change in Control and no adjustment shall be made under Section 4(b).

9.             Termination of Employment as a Result of Divestiture or Outsourcing.  If your involuntary Termination of Employment other than for Cause is a result of a Disposition of Assets, Disposition of a Subsidiary or Outsourcing Agreement, you will earn a pro rata portion of your Award, if any, as is determined in accordance with Section 4 above, based on the number of full months of service you have completed in the Performance Cycle applicable to the Award through the closing date of the applicable transaction. Any payment shall be made as soon as practicable following the end of the Performance Cycle.

Notwithstanding the foregoing, you shall not earn any portion of your Award in accordance with the preceding paragraph if (i) your Termination of Employment occurs on or prior to the closing date of such Disposition of Assets or Disposition of a Subsidiary, as applicable, or on such later date as is specifically provided in the applicable transaction agreement, or on the effective date of such Outsourcing Agreement applicable to you, and (ii) you are offered Comparable Employment with the buyer, successor company or outsourcing agent, as applicable, but do not commence such employment on the Applicable Employment Date.

For the purposes of this Section 9, “Comparable Employment” is defined as employment at a base salary rate and bonus target that is at least equal to the base salary rate and bonus target in effect immediately prior to your termination of employment and at a location that is no more than 50 miles from your job location in effect immediately prior to your termination of employment; “Disposition of Assets” shall mean the disposition by the Company or a Subsidiary by which you are employed of all or a portion of the assets used by the Company or Subsidiary in a trade or business to an unrelated corporation or entity;  “Disposition of a Subsidiary” shall mean the disposition by the Company or a Subsidiary of its interest in a subsidiary or controlled entity to an unrelated individual or entity, provided that such subsidiary or entity ceases to be an affiliated company as a result of such disposition; and “Outsourcing Agreement” shall mean a written agreement between the Company or a Subsidiary and an unrelated third party (“Outsourcing Agent”) pursuant to which (i) the Company transfers the performance of services previously performed by employees of the Company or Subsidiary to the Outsourcing Agent, and (ii) the Outsourcing Agent is obligated to offer employment to any employee whose employment is being terminated as a result of or in connection with said Outsourcing Agreement.

10.           Termination of Employment with Severance Benefits.  If your Termination of Employment (i) occurs twelve months or more after the Grant Date, (ii) is for a reason other than individual performance, and (iii) you are eligible to receive severance benefits under a severance plan maintained by the Company or a Subsidiary or an employment agreement, your Award will  immediately be forfeited and your rights with respect to these Performance Share Units will end, unless the severance plan or agreement expressly provides that you may earn a pro rata portion your Award, if any, determined in accordance with Section 4 above, based on the number of full months you have completed in the Performance Cycle applicable to the Award. Any payment shall be made as soon as practicable following the end of the Performance Cycle.

Notwithstanding the foregoing, the Severance & Retention Plan for Headquarters Group Move Program shall not apply to this Award.

11.           Withholdings.  The Company will have the right, prior to any issuance or delivery of Shares based on your Performance Share Units, to withhold or require from you payment of the amount necessary to satisfy applicable tax requirements, as determined by the Committee.  If you have not satisfied your tax withholding requirements in a timely manner, the Company will have the right to sell the number of Shares from your Award necessary to generate proceeds sufficient to satisfy such requirements.

12.           Transfer of Award.  You may not transfer any interest in Performance Share Units except by will or the laws of descent and distribution.  Any other attempt to dispose of your interest in Performance Share Units will be null and void.

13.           Covenant; Forfeiture of Award; Agreement to Reimburse Company.

(a)           If you have been terminated from employment for Cause, including without limitation a termination as a result of your violation of the Company’s Code of Ethical Conduct, any unearned Performance Share Units shall be immediately rescinded and you will forfeit any rights you have with respect to such Units.  Furthermore, by not declining this Performance Share Unit Award, you hereby agree and promise immediately to deliver to the Company the number of Shares (or, in the discretion of the Committee, the cash value of said shares) you received for Performance Share Units during the period beginning six (6) months prior to your Termination of Employment for Cause and ending on the second anniversary of your Termination of Employment for Cause, Termination of Employment for Cause including, without limitation, a termination as a result of your violation of the Company’s Code of Ethical Conduct.

(b)           If the Committee determines, in its sole discretion, that at any time after the Grant Date and prior to the second anniversary of your Termination of Employment you (i) disclosed business confidential or proprietary information related to any business of the Company or Subsidiary or (ii) have entered into an employment or consultation arrangement (including any arrangement for employment or service as an agent, partner, stockholder, consultant, officer or director) with any entity or person engaged in a business, which arrangement would likely (in the sole judgment of the Committee) result in the disclosure of business confidential or proprietary information related to any business of the Company or a Subsidiary to a business that is competitive with any Company or Subsidiary business as to which you have had access to business strategic or confidential information, and the Committee has not approved the arrangement in writing, then any unearned Performance Share Units will immediately be rescinded, and you will forfeit any rights you have with respect to these Performance Share Units as of the date of the Committee’s determination.

14.           Adjustments.  In the event of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event, the Committee shall adjust the number and kind of Shares covered by the Performance Share Units and other relevant provisions to the extent necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be provided by the Performance Share  Units.  Any such determinations and adjustments made by the Committee will be binding on all persons.

15.           Restrictions on Payment of Shares.  Payment of Shares for your Performance Share Units is subject to the conditions that, to the extent required at the time of vesting, (a) the Shares underlying the Performance Share Units will be duly listed, upon official notice of redemption, on the NYSE, and (b) a Registration Statement under the Securities Act of 1933 with respect to the Shares will be effective.  The Company will not be required to deliver any Common Stock until all applicable federal and state laws and regulations have been complied with and all legal matters in connection with the issuance and delivery of the Shares have been approved by the appropriate counsel of the Company.

16.           Disposition of Securities.  By accepting the Award, you acknowledge that you have read and understand the Company’s policy, and are aware of and understand your obligations under federal securities laws in respect of trading in the Company’s securities.  You also acknowledge that the Company will have the right to recover, or receive reimbursement for, any compensation or profit realized on the disposition of Shares received for Performance Share Units to the extent that the Company has a right of recovery or reimbursement under applicable securities laws.

17.           Plan Terms Govern.  The redemption of Performance Share Units, the disposition of any Shares received for Performance Share Units, and the treatment of any gain on the disposition of these Shares are subject to the terms of the Plan and any rules that the Committee may prescribe.  The Plan document, as may be amended from time to time, is incorporated by reference into these Terms and Conditions.  Capitalized terms used in these Terms and Conditions have the meaning set forth in the Plan, unless otherwise stated in these Terms and Conditions.  In the event of any conflict between the terms of the Plan and the terms of these Terms and Conditions, the terms of the Plan will control.  By accepting the Award and not declining the Award, you acknowledge receipt of the Plan and the prospectus, as in effect on the date of these Terms and Conditions.

18.           Personal Data.  To comply with applicable law and to administer the Plan and these Terms and Conditions properly, the Company and its agents may hold and process your personal data and/or sensitive personal data.  Such data includes, but is not limited to, the information provided in this grant package and any changes thereto, other appropriate personal and financial data about you, and information about your participation in the Plan and Shares obtained under the Plan from time to time.  By accepting the Award and not declining the Award, you hereby give your explicit consent to the Company’s processing any such personal data and/or sensitive personal data, and you also hereby give your explicit consent to the Company’s transfer of any such personal data and/or sensitive personal data outside the country in which you work or reside and to the United States.  The legal persons for whom your personal data is intended include the Company and any of its Subsidiaries, the outside Plan administrator as selected by the Company from time to time, and any other person that the Company may find in its administration of the Plan to be appropriate.  You have the right to review and correct your personal data by contacting your local Human Resources Representative.  By accepting the Award and not declining the Award, you understand and acknowledge that the transfer of the information outlined here is important to the administration of the Plan, and that failure to consent to the transmission of such information may limit or prohibit your participation in the Plan.

19.           No Contract of Employment or Promise of Future Grants.  By accepting the Award and not declining the Award, you agree to be bound by these Terms and Conditions and acknowledge that the Award is granted at the sole discretion of the Company and is not considered part of any contract of employment with the Company or your ordinary or expected salary or other compensation, and that the Award will not be considered as part of such salary or compensation for purposes of any pension benefits or in the event of severance, redundancy or resignation.  If your employment with the Company or a Subsidiary is terminated for any reason, whether lawfully or unlawfully, you acknowledge and agree that you will not be entitled by way of damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate you for the loss or diminution in value of any actual or prospective rights, benefits or expectation under or in relation to the Plan.

20.           Limitations.  Nothing in these Terms and Conditions or the Plan gives you any right to continue in the employ of the Company or any of its Subsidiaries or to interfere in any way with the right of the Company or any Subsidiary to terminate your employment at any time.  Payment of your Performance Share Units is not secured by a trust, insurance contract or other funding medium, and you do not have any interest in any fund or specific asset of the Company by reason of this Award or the account established on your behalf.  You have no rights as a stockholder of the Company pursuant to the Performance Share Units until Shares are actually delivered to you.

21.           Incorporation of Other Agreements.  These Terms and Conditions (including Appendix A) and the Plan constitute the entire understanding between you and the Company regarding the Performance Share Units.  These Terms and Conditions supersede any prior agreements, commitments or negotiations concerning the Performance Share Units, except as otherwise provided in paragraph 17 above.

22.           Severability.  The invalidity or unenforceability of any provision of these Terms and Conditions will not affect the validity or enforceability of the other provisions of the Agreement, which will remain in full force and effect.  Moreover, if any provision is found to be excessively broad in duration, scope or covered activity, the provision will be construed so as to be enforceable to the maximum extent compatible with applicable law.

23.           Section 409A.  Performance Share Units are intended not to qualify as a nonqualified deferred compensation plan under Section 409A and the Committee may make such modifications to these Terms and Conditions as it deems necessary or appropriate to effect this intent.

By accepting this Award, you agree to and acknowledge the following:

(i)            you have carefully read, fully understand and agree to all of the terms and conditions described in these Terms and Conditions and the Plan; and

(ii)           you understand and agree that these Terms and Conditions and the Plan constitute the entire understanding between you and the Company regarding the Award, and that any prior agreements, commitments or negotiations concerning the Performance Share Units are replaced and superseded.

You will be deemed to consent to the application of the terms and conditions set forth in these Terms and Conditions and the Plan unless you contact Tyco International Ltd., c/o Equity Plan Administration, 9 Roszel Road, Princeton, NJ  08540 in writing within thirty (30) days of the date of these Terms and Conditions.  Notification of your non-consent will nullify this grant unless otherwise agreed to in writing by you and the Company.

/s/ Edward D. Breen
Edward D. Breen
Chairman of the Board
and Chief Executive Officer,
Tyco International, Ltd.